Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the:

(1)            Global Marine Inc. 1989 Stock Option and Incentive Plan,

(2)            Global Marine Inc. 1990 Non-Employee Director Stock Option Plan,

(3)            Santa Fe International Corporation 1997 Long-Term Incentive Plan,

(4)            GlobalSantaFe Corporation 1998 Stock Option and Incentive Plan,

(5)            GlobalSantaFe Corporation 2001 Non-Employee Director Stock Option and Incentive Plan,

(6)            GlobalSantaFe Corporation 2001 Long-Term Incentive Plan, and

(7)            GlobalSantaFe Corporation 2003 Long-Term Incentive Plan;

of our reports dated February 27, 2007, with respect to the consolidated financial statements and schedule of Transocean Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, Transocean Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Transocean Inc., filed with the Securities and Exchange Commission.

Ernst & Young LLP

Houston, Texas

November 27, 2007